                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Selectica, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                SELECTICA, INC.
                             3 WEST PLUMERIA DRIVE
                           SAN JOSE, CALIFORNIA 95134

                            ------------------------

                                AUGUST 10, 2001

TO THE STOCKHOLDERS OF SELECTICA, INC.

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Selectica, Inc. (the "Company"), which will be held at the Company's headquarters, 3 West Plumeria Drive, San Jose, California, on Friday, September 14, 2001, at 1:00 p.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Rajen Jaswa

                                          Rajen Jaswa
                                          President and Chief Executive Officer

                                SELECTICA, INC.
                             3 WEST PLUMERIA DRIVE
                           SAN JOSE, CALIFORNIA 95134

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 14, 2001

     The Annual Meeting of Stockholders (the "Annual Meeting") of Selectica, Inc. (the "Company") will be held at the Company's headquarters, 3 West Plumeria Drive, San Jose, California, on Friday, September 14, 2001, at 1:00 p.m. for the following purposes:

     1. To elect three members of the Board of Directors to serve until expiration of their term or until their successors have been duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 2002; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the attached Proxy Statement.

     Only stockholders of record at the close of business on July 26, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 3 West Plumeria Drive, San Jose, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Rajen Jaswa

                                          Rajen Jaswa
                                          President and Chief Executive Officer

San Jose, California
August 10, 2001

                                   IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                SELECTICA, INC.
                             3 WEST PLUMERIA DRIVE
                           SAN JOSE, CALIFORNIA 95134
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 14, 2001

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Selectica, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's headquarters, 3 West Plumeria Drive, San Jose, California, on Friday, September 14, 2001, at 1:00 p.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about August 10, 2001.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On July 26, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 36,700,950 shares of Common Stock outstanding. Each stockholder of record on July 26, 2001 is entitled to one vote for each share of Common Stock held by such stockholder on July 26, 2001. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

     The Company's bylaws provide that the holders of fifty percent of the Company's stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The three (3) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total.

     Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 2001 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a classified Board of Directors, with the terms of office of each class of directors ending in successive years. In November 2000, the Company accepted the resignation of Ms. Robin Richards Donohoe as a director and in June 2001, the Company accepted the resignation of Ms. Betsy Atkins as a director. Following the resignation of Ms. Atkins the number of authorized directors was reduced from seven to five. Due to the resignation of the two directors and the decrease in the number of authorized directors, there are currently no individuals occupying board seats in the class whose term ends in 2003. In accordance with the Company's Certificate of Incorporation, in order to more nearly achieve equality of number of directors among the classes, two of the three directors to be elected at the Annual Meeting will be elected as directors of the class whose term ends in 2003 or until their successors are elected and qualified, and the remaining director will be elected as a director of the class whose term ends in 2004 or until his successor is elected and qualified.

     The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of June 30, 2001, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The three (3) Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

                                                          POSITIONS AND OFFICES
              NOMINEES                 AGE                HELD WITH THE COMPANY
              --------                 ---                ---------------------
Rajen Jaswa(1).......................  48     Chairman of the Board, Chief Executive Officer
                                              and President
John Fisher(2)(3)(4).................  42     Director
Michael Lyons(2)(4)..................  59     Director

---------------
(1) Nominee for the term ending in 2004

(2) Nominee for the term ending in 2003

(3) Member of Compensation Committee

(4) Member of Audit Committee

     Rajen Jaswa, a co-founder of Selectica, has served as our Chairman, President and Chief Executive Officer since our inception. Prior to co-founding Selectica, Mr. Jaswa served as President of OPTi, Inc., a supplier of PC compatible chipsets from January 1995 to January 1996 and as Vice President of Sales and Marketing from August 1989 to December 1994. Mr. Jaswa received his B.S.E.E. in Electrical Engineering from the Indian Institute of Technology, his M.S.E.E. in Electrical Engineering from the University of Toronto and his M.B.A. from Stetson University.

     John Fisher has served as a director since July 1997. Since 1991, Mr. Fisher has served as the Managing Director of Draper Fisher Jurvetson, a venture capital firm. Mr. Fisher serves on the boards of directors of Brodia Group, Entegrity Solutions, RealNames, Cambridge Innovations, CMI Marketing and Soundview Technology Group. Mr. Fisher received his B.A., Magna Cum Laude, in History of Science and his M.B.A. from Harvard University.

     Michael Lyons has served as a director since July 1998. Since 1997, Mr. Lyons has served as the General Partner of Zilkha Venture Partners, a venture capital firm. Since June, 1992 Mr. Lyons has also served as the General Partner of Potrero Management, a venture capital firm. Since 1989, Mr. Lyons has been a Consulting Associate Professor at the Stanford University Department of Management Science and Engineering. Since October 2000, Mr. Lyons has served as the General Partner of Adam Ventures, a venture capital firm.

Mr. Lyons received his B.S.E.P in Engineering Physics from Cornell University, M.S. in Electrical Engineering from Stanford and M.B.A. with distinction from the Pepperdine Presidential/Key Executive Program.

CONTINUING DIRECTOR -- TERM ENDING IN 2002

     Set forth below is information regarding the continuing directors of the Company, including their age as of June 30, 2001 the period during which they have served as a director, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

                                                          POSITIONS AND OFFICES
         CONTINUING DIRECTOR           AGE                HELD WITH THE COMPANY
         -------------------           ---                ---------------------
Thomas Neustaetter(1)(2).............  49     Director
Dr. Sanjay Mittal....................  48     Vice Chairman of the Board, Chief Technical
                                              Officer and Vice President of Engineering

---------------
(1) Member of Compensation Committee

(2) Member of Audit Committee

     Dr. Sanjay Mittal, a co-founder of Selectica, has served as our Chief Technical Officer, Executive Vice President of Engineering, Secretary and a Director since our inception. In January 2000, Dr. Mittal was elected Vice Chairman of the Board of Directors. Prior to co-founding Selectica, from April 1992 to July 1996, Dr. Mittal was the founder and President of Catalogics Software Corporation, a configuration software company acquired by Selectica in 1996. From 1990 to 1992 Dr. Mittal managed a development team at Metaphor, a business software company. Prior to that, Dr. Mittal was a senior research scientist at Xerox's Palo Alto Research Center (PARC) from 1982 to 1990. Dr. Mittal received his B.Tech in Electrical Engineering from the Indian Institute of Technology and his M.S. and Ph.D. in Computer Science from Ohio State University.

     Thomas Neustaetter has served as a director of Selectica since July 1999. Since March 1999, Mr. Neustaetter has been an Executive Member of JK&B Capital. Prior to joining JK&B Capital, Mr. Neustaetter was a Partner of the Chatterjee Group, an affiliate of Soros Fund Management, from January 1996 to February 1999. Mr. Neustaetter serves on the boards of directors of Instantis, Inc., Mpower Communications, Paragon Networks, emWare, Inc. and Kada Systems. Mr. Neustaetter earned his B.A. Phi Beta Kappa in Philosophy from the University of California, Berkeley, and his M.B.A. and M.S. in Information Science from University of California, Los Angeles.

NON-DIRECTOR EXECUTIVE OFFICERS

     Our non-director executive officers and key employees and their ages as of June 30, 2001, are as follows:

                NAME                   AGE                       POSITION
                ----                   ---                       --------
Stephen Bennion......................  54     Chief Financial Officer, Vice President of
                                              Finance and Secretary
Ashish Mathur........................  44     Vice President of Worldwide Professional
                                              Services
Dr. S.S. Sundarajan..................  52     Vice President of Indian Operations

     Stephen R. Bennion has served as our Chief Financial Officer and Executive Vice President of Finance since September 1999. In January 2000, Mr. Bennion was elected our Secretary. From April 1998 to September 1998, Mr. Bennion served as Vice President and Chief Financial Officer for the Western Region for Cohesive Technology Solutions, a technology consulting company. From April 1995 to April 1998, Mr. Bennion served as Executive Vice President and Chief Financial Officer for Worldtalk Communications Corporation, an Internet e-mail software company. Mr. Bennion received his B.S. in accounting from Weber State University and is a Certified Public Accountant.

     Ashish Mathur has served as our Executive Vice President of Worldwide Professional Services since April 1997. Prior to joining Selectica, Mr. Mathur served as Vice President of Worldwide Professional Services for Pure Atria Corp. from June 1992 to April 1997. Mr. Mathur received his B. Tech in Electrical Engineering from the Indian Institute of Technology and his M.S. in Computer Science from the University of Southern California.

     Dr. S.S. Sundarajan has served as our Vice President of Indian Operations since June 1998. Prior to joining Selectica, Dr. Sundarajan served as Chief Executive of Datapro Electronics Pvt. Ltd., a software company focusing on real time systems, in Pune, India from April 1986 to June 1998. Dr. Sundarajan received his B.S. in Engineering from Pune University and his M.S. in Electrical Engineering and Ph.D. from Ohio State University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended March 31, 2001, the Board of Directors held four meetings. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Stock Option Committee.

     During the fiscal year ended March 31, 2001, the Audit Committee of the Board of Directors held four meetings. The Audit Committee was created on June 10, 1999. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Fisher, Neustaetter and Lyons.

     During the fiscal year ended March 31, 2001, the Compensation Committee of the Board of Directors held seven meetings. The Compensation Committee was created on July 27, 1999. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1996 Stock Plan and 1999 Equity Incentive Plan and administers the 1999 Employee Stock Purchase Plan. The members of the Compensation Committee during the fiscal year ended March 31, 2001 were Ms. Atkins and Mr. Fisher.

     During the fiscal year ended March 31, 2001, the Stock Option Committee of the Board of Directors held 21 meetings. The Stock Option Committee was created on March 22, 2000. The Stock Option Committee grants a limited number of stock options to employees who are neither officers nor directors. The sole member of the Stock Option Committee is Mr. Jaswa.

     The Board of Directors did not have a Nominating Committee during the fiscal year ended March 31, 2001.

DIRECTOR COMPENSATION

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

     Non-employee Board members are eligible for option grants under the Company's 1999 Equity Incentive Plan under the automatic option grant program. Each individual who first becomes a non-employee Board member after the date of the Company's initial public offering will be granted an option ("Initial Option") to purchase 30,000 shares of the Company's Common Stock on the date such individual joins the Board. The Initial Option becomes vested as to 25% of the option shares upon the completion of 12 months of service and as to 1/48 of the option shares upon the completion of each month of service thereafter. In addition, at each Annual Meeting of Stockholders beginning at the 2001 Annual Meeting, each non-employee director who will continue to be a director after such Annual Meeting will receive an additional option ("Annual Option") to purchase 7,500 shares of Common Stock. The Annual Option becomes fully vested upon the completion of 12 months of service from the grant date. Each director who received an Initial Option will first be eligible to receive an Annual Option in the calendar year that is after the calendar year in which the director received the Initial Option. The exercise price for each option grant will be equal to the fair market value per share of Common Stock on the option grant date. If there is a change in control or a termination as a result of death, disability or retirement after reaching age 65, the Initial Options and Annual Options will become fully vested. Pursuant to the terms of the automatic option grant program under the Company's 1999 Equity Incentive Plan, Messrs. Fisher, Lyons and Neustaetter will each receive grants of options to purchase 7,500 shares of Common Stock in connection with the 2001 Annual Meeting.

     All directors are also eligible to receive options and be issued shares of Common Stock directly under the 1999 Equity Incentive Plan, outside of the automatic option grant program, and directors who are employees of the Company are also eligible to participate in the Company's 1999 Employee Stock Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                                 PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 2002. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

     Ernst & Young LLP has audited the Company's financial statements since 1996. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of June 30, 2001, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                                    SHARES BENEFICIALLY OWNED
                                                                    AS OF JUNE 30, 2001(1)(2)
                                                             ---------------------------------------
           NAME AND ADDRESS OF BENEFICIAL OWNER              NUMBER OF SHARES    PERCENTAGE OF CLASS
           ------------------------------------              ----------------    -------------------
Rajen Jaswa(3).............................................     2,291,250                6.33%
Sanjay Mittal(4)...........................................     2,584,050                7.14%
Ashish Mathur(5)...........................................       452,167                1.25%
Stephen Bennion(6).........................................       239,570                   *
Charles Pendell(7).........................................       110,936                   *
Daniel Carmel(8)...........................................             0                   *
John Fisher(9).............................................       442,567                1.22%
Michael Lyons(10)..........................................       692,516                1.91%
Thomas Neustaetter(11).....................................     1,163,851                3.22%
All executive officers and directors as a group (7
  persons)(12).............................................     8,141,907               22.41%

5% SHAREHOLDER
The TCW Group, Inc.(13)....................................     2,667,819                7.38%

---------------
  *  Less than 1% of the outstanding shares of Common Stock.

 (1) Percentage ownership is based on 36,168,460 shares of Common Stock outstanding on June 30, 2001.

 (2) Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of June 30, 2001 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Except pursuant to applicable community property laws or as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

 (3) Mr. Jaswa's address is c/o Selectica, Inc., 3 West Plumeria Drive, San Jose, CA 95134.

 (4) Includes 300,000 shares of common stock held by Smita Mittal and Shikha Mittal, Dr. Mittal's daughters and 3,000 shares held as custodian for Neha Agarwal, Naina Agarwal and Shinjani Agarwal, Dr. Mittal's nieces. Dr. Mittal's address is c/o Selectica, Inc., 3 West Plumeria Drive, San Jose, CA 95134.

 (5) Includes 50,000 shares held as custodian for Abhinav Mathur and Nupur Mathur, Mr. Mathur's children. As of June 30, 2001 the Company had the right to repurchase 45,835 of Mr. Mathur's shares.

 (6) Includes 2,000 shares held as custodian for Sean Bennion and Daniel Bennion, Mr. Bennion's sons. The Company has the right to repurchase 168,750 of Mr. Bennion's shares.

 (7) Includes 2,500 shares held by Clifford Pendell, Mr. Pendell's son. The Company accepted the resignation of Mr. Pendell June 2001.

 (8) The Company accepted the resignation of Mr. Carmel in January 2001.

 (9) Includes 9,750 shares held by Draper Fisher Associates Fund IV, L.P. and 2,638 shares held by Draper Fisher Management Company L.L.C. Mr. Fisher is a managing member of the general partner of Draper Fisher Associates Fund IV, L.P. and a managing member of Draper Fisher Management Company L.L.C. Mr. Fisher's address is Draper Fisher Jurvetson, 400 Seaport Court, Suite 250, Redwood City, California 94063.

(10) Includes 612,245 shares held by Selectica L.P. Mr. Lyons, a member of Zilkha Venture Investments, LLC, the General Partner of Selectica, L.P., disclaims beneficial ownership of such shares except to the extent of his pecuniary interests therein. Mr. Lyons address is Zilkha Ventures, 1390 Willow Road, Menlo Park, California 94025.

(11) Includes 1,141,031 shares held by JK&B Capital III, L.P., David Kronfeld and Thomas Neustaetter have the power to vote and dispose of shares held by JK&B Capital III, L.P. Mr. Neustaetter, a member of JK&B Capital Management LLC, the general partner of JK&B Capital III, L.P., disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Neustaetter's address is JK&B Capital, 180 N. Stetson Avenue, Chicago, Illinois 60601.

(12) This number includes the shares beneficially owned by the persons and entities described in the footnotes above and includes 165,000 shares of common stock issuable pursuant to options exercisable within 60 days of June 30, 2001.

(13) The TCW Group, Inc. has shared power to vote and dispose of these shares. Robert Day, an individual, may be deemed to control The TCW Group, Inc. The address of The TCW Group, Inc. is 865 South Figueroa Street Los Angeles, CA 90017. This information is based on The TCW Group Inc.'s Schedule 13G filing, filed on February 14, 2001.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" or the "Committee") has the authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and to administer the Company's equity incentive plans. In addition, the Committee has the responsibility for approving the individual bonus programs and targets to be in effect for the CEO and certain other executive officers and key employees each fiscal year.

     For fiscal 2001, the Compensation Committee weighed many factors to determine executive officer compensation levels. Among the factors considered by the Compensation Committee were industry compensation surveys, general and local market conditions plus the recommendations of the CEO with respect to the compensation of the Company's key executive officers other than himself. However, the Compensation Committee made the final compensation decisions concerning such officers.

     General Compensation Policy. The objective of the Compensation Committee's executive compensation program is to align executive compensation with the Compensation Committee's long and short-term business objectives and performance.

     Additionally, it is imperative that executive compensation enables the Company to attract, retain and motivate qualified executives who are able to contribute to the long-term success of the Company. The following specific strategies are utilized to guide the Compensation Committee's executive compensation decisions:

     - Risk and Reward: A significant portion of an executive's compensation should be tied to his performance and contributions to the success of the Company.

     - Pay for Performance: If an executive performs at a higher level, then the executive should be rewarded with a higher level of compensation. Similarly, if performance is below minimum expectations, then there should be a lower level of compensation or there may be no variable compensation.

     - Compensate Competitively: The Compensation Committee compares its compensation programs to those of other companies of comparable size and in similar industries and establishes compensation programs that are substantially at market.

     During fiscal 2001, the Compensation Committee's executive compensation program included these key elements:

     - Base Salary. The Compensation Committee established the base salaries of the Company's executives based on comparisons with executive salary surveys from market data for officers and executives in competitive public software companies (the "peer companies"). The level of base salary set for such executive officers to date has been comparable to the average of the surveyed compensation data for the peer companies. Additionally, each executive's base pay is positioned relative to the total compensation package, including cash incentives and equity-based incentives.

     - Cash-Based Incentives. During fiscal 2001, executives of the Company participated in a Management by Objective (MBO) Plan under which cash-based incentive payments were earned, based upon the achievement of defined goals related to Company performance and personal objectives. This incentive program is designed to award less than full payment if the Company and individual do not achieve all of the specific goals. Specifically, annual and quarterly goals were established and performance measurements were made against these goals. Each year, the annual incentive plan is reevaluated by the Compensation Committee and new performance targets will be established reflecting the Company's business plan and financial goals.

     - Equity-Based Incentives. Stock options are designed to align the interests of each executive with those of the stockholders. During fiscal 2001, the Compensation Committee did not grant stock options to executives, however, in past years the Board of Directors or the Compensation Committee has granted stock options to executives. The Compensation Committee believes that stock options provide added incentive for executives to influence the strategic direction of the Company and to create and grow value for customers, bringing new products to market, and creating the foundation for future growth for the stockholders and employees. Options are granted at fair market value and typically have four-year vesting periods, contingent upon the executives' continued employment with the Company. The number of stock options that are granted to individual executives is based on demonstrated performance and independent survey data reflecting competitive market practice.

     CEO Compensation. Mr. Jaswa did not participate in the Compensation Committee's decisions concerning his compensation. The annual base salary for Mr. Jaswa, the Company's President and Chief Executive Officer, was comparable to other Company executives and increased marginally from prior years. The remaining components of the Chief Executive Officer's 2001 fiscal year incentive compensation were dependent upon the Company's performance and meeting his personal objectives and provided no dollar guarantees. The bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan as the other executives.

     Tax Limitation. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company's 1999 Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per fiscal year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1999 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for fiscal 2001 will exceed the $1 million limit per officer, the Compensation Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

     Submitted by the following members of the Compensation Committee:

                                          Betsy Atkins+
                                          John Fisher

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was created on July 27, 1997 and the members of the Compensation Committee during the fiscal year ended March 31, 2001 were Mr. Fisher and Ms. Atkins. Neither of these individuals was at any time during 2001, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                        REPORT OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

     The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and the Company's Standards of Business Conduct. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company. A more detailed description of the functions of the

---------------

+ In June 2001, the Company accepted the resignation of Betsy Atkins as a director and as a member of the Compensation Committee.

Audit Committee can be found in the Company's Audit Committee Charter, attached to this proxy statement as Appendix A.

     The Audit Committee was organized in June 10, 1999. The Audit Committee for the last fiscal year consisted of Messrs. Fisher, Neustaetter and Lyons. The Audit Committee held four meetings during the last fiscal year.

     The Company's management has primary responsibility for preparing the Company's financial statements and financial reporting process. The Company's independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee has general oversight responsibility with respect to the Company's financial reporting and reviews the results and scope of the audit and other services provided by the Company's independent auditors.

     In this context, the Audit Committee hereby reports as follows:

     - The Audit Committee has reviewed and discussed the audited financial statements with the Company's management and the independent auditors.

     - The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standard, AU 380).

     - The Audit Committee discussed with the independent auditors the auditor's independence from the Company and its management. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

  Audit Fees

     Fees for the last fiscal year audit and the review of Forms 10-Q were $248,600 of which an aggregate amount of $227,600 had been billed through March 31, 2001.

  Financial Information Systems Design and Implementation Fees

     The Company was not billed for any financial information systems design and implementation fees rendered by Ernst & Young LLP for the fiscal year ended March 31, 2001.

  All Other Fees

     Aggregate fees billed for all other services rendered by Ernst & Young LLP for the fiscal year ended March 31, 2001 were $310,329.

     Based on the review and discussions referred to in paragraphs (1) through
(3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP, as the Company's independent auditors.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

     Submitted by the following members of the Audit Committee:

                                          John Fisher
                                          Michael Lyons
                                          Thomas Neustaetter

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between March 10, 2000 (the date the Company's Common Stock commenced public trading) and March 31, 2001 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the S&P Computers Index (Software & Services) (the "S&P Computers"), over the same period. This graph assumes the investment of $100.00 on March 10, 2000, in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index and the S&P Computers Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Standard & Poor's Compustat Total Return Service, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                 COMPARISON OF 1 YEAR CUMULATIVE TOTAL RETURN*
          AMONG SELECTICA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE S&P COMPUTERS (SOFTWARE & SERVICES) INDEX

                              [PERFORMANCE GRAPH]

* $100 Invested on 3/10/00 in stock or on 2/29/00 in index -- including reinvestment of dividends. Fiscal year ending March 31.

             THE NASDAQ STOCK MARKET-U.S. INDEX AND THE S&P MARKET
                         TOTAL RETURN TO STOCKHOLDER'S
                         (DIVIDENDS REINVESTED MONTHLY)

                                                    BASE PERIOD
                 COMPANY/INDEX                     MARCH 10, 2000    MARCH 31, 2000    MARCH 31, 2001
-----------------------------------------------------------------------------------------------------
SELECTICA, INC.                                          $100           $294.17            $17.33
S&P COMPUTERS INDEX                                      $100           $110.79            $39.20
NASDAQ US INDEX                                          $100           $ 98.09            $48.61

     The Company effected its initial public offering of Common Stock on March 9, 2000 at a price of $30.00 per share. The graph above assumes that shares were purchased at the $30.00 per share offering price.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following Summary Compensation Table sets forth information concerning compensation earned during the fiscal years ended March 31, 2001 and 2000 by (i) the Company's Chief Executive Officer, (ii) the four other most highly compensated executive officers who were serving as executive officers of the Company as of March 31, 2001, and (iii) the one individual for whom disclosures would have been provided under clause (ii) directly above but for the fact that such individual was not serving as an executive officer of the Company as of March 31, 2001, each of whose total salary and bonus for services rendered in all capacities to the Company exceeded $100,000 during the fiscal year ended March 31, 2001 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                                                             ------------
                                                   ANNUAL COMPENSATION                        SECURITIES
                                          FISCAL   --------------------     OTHER ANNUAL      UNDERLYING
      NAME AND PRINCIPAL POSITION          YEAR    SALARY($)   BONUS($)   COMPENSATION ($)   OPTIONS (#)
      ---------------------------         ------   ---------   --------   ----------------   ------------
Rajen Jaswa.............................   2001    $231,250    $116,786            --               --
  Chief Executive Officer and President    2000     168,750      75,000            --          250,000
Dr. Sanjay Mittal.......................   2001     231,250     118,750            --               --
  Chief Technical Officer and Vice         2000     168,750     618,600            --          250,000
  President of Engineering
Stephen Bennion.........................   2001     202,083      94,250            --               --
  Chief Financial Officer, Executive
  Vice                                     2000      94,792      20,000            --          300,000
  President of Finance, and Secretary
Daniel A. Carmel(1).....................   2001     217,195      97,500            --               --
  Executive Vice President of Marketing    2000     120,032      60,000            --          400,000
Ashish Mathur...........................   2001     221,987      97,500            --               --
  Executive Vice President of Worldwide    2000     168,750      75,000            --          150,000
  Professional Services
Charles Pendell(2)......................   2001     162,500     271,239       196,589(3)            --
  Executive Vice President of Worldwide    2000     187,500     220,500        71,250(3)       125,000
  Sales

---------------
(1) Mr. Carmel terminated his employment with the Company in January 2001.

(2) Mr. Pendell terminated his employment with the Company in June 2001

(3) Represents commissions.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

     No options were granted to Named Officers during fiscal year 2001.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

     No options were exercised during fiscal year 2001 by the Named Officers and none of the Named Officers held unexercised options at the end of fiscal year 2001.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     Under their respective employment agreements, the Company's Chief Executive Officer, Rajen Jaswa, and the Company's Chief Technical Officer and Vice President of Engineering, Dr. Sanjay Mittal, will receive their most recent base salary for 12 months after their date of termination if they are terminated without cause.

     If a change in control occurs, an option or other award under the 1999 Equity Incentive Plan will become fully exercisable and fully vested if the option or award is not assumed by the surviving corporation or its parent or subsidiary or if the surviving corporation or its parent or subsidiary does not substitute comparable awards for the awards granted under the 1999 Equity Incentive Plan. In addition, if an optionee is involuntarily terminated within 12 months following a change in control, he or she will become vested in an additional number of option shares as if he or she completed another 12 months of service. This vesting acceleration will not occur if it prevents the Company from completing a transaction that is a pooling of interest transaction.

     Under the Company's 1996 Stock Plan, upon a merger or asset sale, if the options or stock purchase rights are not assumed by the surviving corporation or its parent or subsidiary or if the surviving corporation or its parent or subsidiary does not substitute comparable awards for the options or stock purchase rights, then the options and stock purchase rights will become fully vested.

     If a change in control occurs and an executive officer or certain of our key employees are involuntarily terminated within 12 months following this change in control, then he or she will become vested in an additional number of option shares equal to the greater of 50% of the then unvested option shares or the number of option shares the executive officer would become vested in if he or she completed another 12 months of service.

     The Company entered into a separation agreement ("Pendell Agreement") with Charles Pendell on June 26, 2001, which provided that in consideration for executing the Pendell Agreement with a release of claims against the Company, the Company would provide Mr. Pendell with (i) a lump sum severance payment of $94,965.81, less applicable withholdings, (ii) reimbursement of COBRA premiums for 3 months, and (iii) acceleration of the vesting of his stock options as if Mr. Pendell had provided an additional 3 months of service to the Company from his date of termination.

     The Company entered into a separation agreement ("Carmel Agreement") with Daniel Carmel on January 21, 2001, which provided that in consideration for executing the Carmel Agreement with a release of claims against the Company, the Company would provide Mr. Carmel with (i) a lump sum severance payment of $50,000, less applicable withholdings, (ii) reimbursement of COBRA premiums for 6 months, and (iii) acceleration of the vesting of his stock options as if Mr. Carmel had provided an additional 3 months of service to the Company from his date of termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     On November 4, 1999, Mr. Carmel exercised his option to purchase 400,000 shares of common stock. He paid for those shares with a full recourse promissory note for $1,000,000 bearing 6.02% annual interest, secured by the purchased shares. Mr. Carmel repaid the balance of the note on February 15, 2001.

     On October 15, 1999, Mr. Bennion exercised his option to purchase 300,000 shares of common stock. He paid for those shares with a full recourse promissory note for $750,000 bearing 6.02% annual interest, secured by the purchased shares.

     On October 25, 1999, Mr. Pendell exercised his option to purchase 375,000 shares of common stock. He paid for these shares with a full recourse promissory note for $262,500 bearing 6.02% annual interest, secured by the purchased shares. Mr. Pendell repaid the balance of the note on June 29, 2001.

     On December 15, 1999, Dr. Mittal exercised his option to purchase 240,000 shares of common stock. He paid for those shares with two full recourse promissory notes for $2,300,000 and $100,000 respectively each bearing 6.20% annual interest, secured by the purchased shares. On January 4, 2000, Dr. Mittal exercised his option to purchase 10,000 shares of common stock. He paid for those shares with a full recourse note for $100,000 bearing 6.21% annual interest, secured by the purchased shares. On February 23, 2001, the Company repurchased 250,000 shares of common stock from Dr. Mittal pursuant to the terms of a Stock Purchase Agreement in exchange for cancellation of the three full recourse notes described in the preceding sentences. The aggregate market value for the 250,000 repurchased shares on February 23, 2001 was $2,343,750. The accrued interest on the notes was paid by Dr. Mittal at the time of the repurchase.

     On December 15, 1999 Mr. Jaswa exercised his option to purchase 240,000 shares of common stock. He paid for those shares with two full recourse promissory notes for $2,300,000 and $100,000 respectively each bearing 6.20% annual interest, secured by the purchased shares. On January 4, 2000, Mr. Jaswa exercised his option to purchase 10,000 shares of common stock. He paid for those shares with a full recourse note for $100,000 bearing 6.21% annual interest, secured by the purchased shares. On February 23, 2001, the Company repurchased 240,000 shares of common stock from Mr. Jaswa pursuant to the terms of a Stock Purchase Agreement in exchange for cancellation of the three full recourse notes described in the preceding sentences. The aggregate market value for the 250,000 repurchased shares on February 23, 2001 was $2,343,750. The accrued interest on the notes was paid by Mr. Jaswa at the time of the repurchase.

     On March 10, 2000, Mr. Bennion exercised his options to purchase 50,000 shares of common stock. He paid for those shares with a full recourse note for $1,499,995 bearing 6.80% annual interest, secured by the purchased shares. On December 29, 2000, the Company repurchased 50,000 shares of common stock from Mr. Bennion pursuant to the terms of Stock Purchase Agreement in exchange for cancellation of the full recourse note described in the preceding sentence. The aggregate market value for the 50,000 repurchased shares on December 29, 2000 was $1,209,375. The accrued interest on the note was paid by Mr. Bennion at the time of the repurchase.

     On March 10, 2000, Mr. Mathur exercised his options to purchase 50,000 shares of common stock. He paid for those shares with a full recourse note for $1,499,995 bearing 6.80% annual interest, secured by the purchased shares. On December 29, 2000, the Company repurchased 50,000 shares of common stock from Mr. Mathur pursuant to the terms of Stock Purchase Agreement in exchange for cancellation of the full recourse note described in the preceding sentence. The aggregate market value for the 50,000 repurchased shares on December 29, 2000 was $1,209,375. The accrued interest on the note was paid by Mr. Mathur at the time of the repurchase.

     On March 10, 2000, Mr. Pendell exercised his options to purchase 50,000 shares of common stock. He paid for those shares with a full recourse note for $1,499,995 bearing 6.80% annual interest, secured by the purchased shares. On December 29, 2000, the Company repurchased 50,000 shares of common stock from Mr. Pendell pursuant to the terms of Stock Purchase Agreement in exchange for cancellation of the full recourse note described in the preceding sentence. The aggregate market value for the 50,000 repurchased shares on December 29, 2000 was $1,209,375. The accrued interest on the note was paid by Mr. Pendell at the time of the repurchase.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their

2001 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2001 fiscal year, the Company believes that all reporting requirements under
Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that Messrs. Mittal and Jaswa each filed a Form 4 late that reported the Company's repurchase of 250,000 shares each from Messrs. Mittal and Jaswa.

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 2001, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO SELECTICA, INC., 3 WEST PLUMERIA DRIVE, SAN JOSE, CALIFORNIA 95134, ATTN: STOCKHOLDER SERVICES.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the 2002 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than April 12, 2002 in order to be included. Such stockholder proposals should be addressed to Selectica, Inc., 3 West Plumeria Drive, San Jose, California 94043, Attn: Stockholder Services.

     Pursuant to new amendments to Rule 14a-4(c) of the Securities and Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2002 annual meeting of stockholders does not notify the Company of such proposal on or prior to June 26, 2002, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2002 Proxy Statement. The Company currently believes that the 2002 annual meeting of stockholders will be held during the second week of September, 2002.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Rajen Jaswa

                                          Rajen Jaswa
                                          President and Chief Executive Officer

San Jose, California
August 10, 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

MEMBERSHIP:

     The audit committee shall be comprised of at least two (2) outside members of the Board of Directors of Selectica, Inc. (the "Company") elected by the Board of Directors to serve until their successors are duly elected. A chairman shall be designated by the Board.

FUNCTIONS:

     Recommend independent auditors to the Board of Directors.

     Review the intended scope of the annual audit and the audit methods and principles being applied by the independent auditors and the fees charged by the independent auditors.

     Review and discuss the results of the audit with both the independent auditors and management.

     Review the Company's significant accounting principles, policies and practices.

     Review Company reporting policies and practices.

     Review adequacy of management information systems, internal accounting and financial controls.

     Review the annual financial statements before their submission to the Board of Directors for approval.

     Review with both management and the independent auditors procedures and their execution established to:

     1. Prevent and uncover unlawful political contributions, bribes, unexplained and unaccounted for payments to intermediaries (foreign or American).

     2. Ascertain whether there are any unaccounted or off-book transactions.

     3. Identify payments in violation of applicable laws and standards of business which are intended to influence employees of potential customers to purchase their products (commercial bribes, kickbacks, etc.).

     Approve the performance of professional services provided by the independent auditors, including audit and nonaudit services, before such services are rendered, and consider the possible effect on the performance of such services on the independence of the auditors.

     Review annually internal and external audits of employee benefit plans of the Company (including subsidiaries).

     Review annually with the independent auditors their audit of the Company pension plans to determine that there are proper Company procedures to insure compliance with all relevant laws and regulations.

     Review annually adequacy of the Company's insurance.

     Review annually adequacy of protection of technology, including:

     - physical security

     - patent and trademark program

     - proprietary information

     Review annually policies, and compliance with policies, relating to legal matters, conflict of interest, etc.

MINUTES:

     Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board. Any action of the Audit Committee shall be subject to revision, modification, rescission, or alteration by the Board of Directors, provided that no rights of third parties shall be affected by any such revision, modification, rescission or alteration.

PROXY                           SELECTICA, INC.                            PROXY

                   3 WEST PLUMERIA DRIVE, SAN JOSE, CA 95134

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SELECTICA, INC.
      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 14, 2001

    The undersigned holder of Common Stock, par value $.0001, of Selectica, Inc. (the "Company") hereby appoints Rajen Jaswa and Stephen Bennion or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, September 14, 2001 at 1:00 p.m. local time, at Company's headquarters 3 West Plumeria Drive, San Jose, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

    This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2, AND, IN THE DISCRETION OF THE PROXIES, AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSAL 2.

    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                  (Continued and to be signed on reverse side)

                                   (Reverse)

                                SELECTICA, INC.
[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1. To elect the following directors:

  NOMINEES: Rajen Jaswa (for a term ending upon the 2004       FOR   WITHHELD   For all nominees, except for
  Annual Meeting of Stockholders or until his successor is                      nominees written below.
  elected and qualified), Michael Lyons (for a term ending     [ ]     [ ]      [ ]
  upon the 2003 Annual Meeting of Stockholders or until his
  successor is elected and qualified) and John Fisher (for a                    Nominee exception(s).
  term ending upon the 2003 Annual Meeting of Stockholders
  or until his successor is elected and qualified).
2. To ratify the appointment of Ernst & Young, LLP as the      FOR   AGAINST              ABSTAIN
   Company's independent accountants for the fiscal year       [ ]     [ ]                  [ ]
   ending March 31, 2002.

                                                      In their discretion, the
                                                      proxies are authorized to
                                                      vote upon such other
                                                      business as may properly
                                                      come before the Annual
                                                      Meeting.

                                                      The undersigned
                                                      acknowledges receipt of
                                                      the accompanying Notice of
                                                      Annual Meeting of
                                                      Stockholders and Proxy
                                                      Statement.

                                                      Signature:

                                                      Signature:
                                                      (if held jointly):

                                                      Date: , 2001

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.